Exhibit 10.55

EXECUTION COPY

GUARANTEE

[In Favour of TerreStar US]

THIS GUARANTEE is made as of April 5, 2007, by TerreStar Networks (Canada) Inc., an Ontario corporation (“Guarantor”), to and for the benefit of TerreStar Networks Inc., a Delaware corporation (which, together with its subsidiaries, shall be referred to herein collectively as “TerreStar US”).

WHEREAS, Guarantor and its direct and indirect parent entities and affiliates, TerreStar Networks Holdings (Canada) Inc., an Ontario corporation (“HoldCo”) and/or TMI Communications and Company, Limited Partnership, a limited partnership organized under the laws of the Province of Quebec (“TMI”) (HoldCo, TMI and Guarantor will be referred to collectively as the “TMI Parties”) and TerreStar US have entered into the agreements listed on Exhibit A hereto pursuant which the TMI Parties have undertaken certain obligations to TerreStar US more fully described therein (the “Secured Agreements”); and

WHEREAS, in order to induce TerreStar US to enter into the Secured Agreements and in order for the Guarantor to guarantee the full and punctual performance of the obligations of the TMI Parties under the Secured Agreements (the “Secured Obligations”), Guarantor has agreed to enter into this Guarantee;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration receipt of which is hereby acknowledged, Guarantor hereby agrees as follows:

1.	Guarantor unconditionally and absolutely guarantees the punctual performance of the Secured Obligations (including all modifications thereof) regardless of whether any recovery (or other remedy) based on the failure to perform any or all of such Secured Obligations may be or hereafter become barred by any statute of limitations or such Secured Obligations may otherwise be or become unenforceable; and agrees that this Guarantee shall be deemed a continuing guarantee of the performance of the Secured Obligations.

2.	Guarantor hereby waives any and all defenses to the non-performance by the TMI Parties of the Secured Obligations, including the failure to provide notice of any kind or the failure to provide an opportunity to cure, it being the intention hereof that Guarantor shall remain liable until the Secured Obligations shall have been performed and observed in all respects, notwithstanding any act, omission, or thing which might otherwise operate as a legal or equitable discharge of Guarantor.

3.	Guarantor agrees that its obligation as Guarantor shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of any of the TMI Parties or their respective estates in bankruptcy, resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court.

4.	Guarantor agrees that none of the following shall affect, impair, or discharge, in whole or in part, the liability of Guarantor hereunder: (a) any change, amendment, or modification whatsoever of any of the terms or conditions of the Secured Agreements, (b) any extension, in whole or in part, by renewal or otherwise, and on one or any number of occasions, of the time for the performance of any term or condition of the Secured Agreements, (c) any settlement, compromise, release, substitution, surrender, modification, or impairment, any enforcement and exercise, and any failure or refusal to enforce or exercise, any claims, rights, or remedies, of any kind or nature, which TerreStar US may at any time have against Guarantor, or with respect to any security interest of any kind held by TerreStar US at any time, whether under the Security Agreement by and between TerreStar US and Guarantor of even date herewith, or otherwise, and (d) the release, substitution, surrender, or enforcement of any security interest of any kind held by TerreStar US at any time, and the collection and retention or liquidation of any collateral subject to such security interest, whether under this Guarantee or otherwise.

5.	Guarantor agrees that Guarantor’s obligations hereunder are irrevocable, and are independent of the obligations of the TMI Parties (other than the Guarantor); that a separate action or actions may be brought and prosecuted against Guarantor regardless of whether any action is brought against any or all of the TMI Parties (other than the Guarantor) or whether Guarantor is joined in any such action or actions; and that Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof.

6.	Guarantor agrees that in the event that TerreStar US retains or engages legal counsel to enforce this Guarantee, Guarantor will reimburse TerreStar US for all expenses incurred, including reasonable legal counsel fees and disbursements.

7.

Guarantor irrevocably submits to the non-exclusive jurisdiction of any state or Federal court sitting in the State of New York, County of New York in any action or proceeding arising out of or relating to this Guarantee, and irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such state or Federal court. Guarantor hereby irrevocably appoints CT Corporation System (the “Process Agent”) with an office on the date hereof at 111 Eighth Avenue, New York, NY 10011, as its agent to receive, on behalf of Guarantor and its property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to Guarantor in care of the Process Agent at the Process Agent’s above address, and Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Guarantor at its address specified at 1601 Telesat Court, Gloucester, Ontario, Canada K1B 1B9. Guarantor irrevocably confirms that service of process out of such courts on the Process Agent, or in any such manner, shall be deemed due service upon Guarantor for the purposes of such action or proceeding. Guarantor irrevocably waives (i) any objection that Guarantor may have to the laying of venue of any such action or proceeding in any of the said courts, or (ii) any claim that it may have that any such action or proceeding has been brought in an inconvenient or improper forum. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of TerreStar US to serve legal process in any manner permitted by law or the right of TerreStar US to bring any action or proceeding against Guarantor or its properties in the courts of any other jurisdiction or jurisdictions; nor shall the bringing of any action or proceeding in any one or more jurisdictions preclude the bringing of any other action or proceeding in any other jurisdiction. In addition, and for the purposes of enforcing any judgment, Guarantor irrevocably consents to the jurisdiction of the courts of any jurisdiction where its assets or properties are located. To the extent that Guarantor has or hereafter may acquire any immunity from the jurisdiction of any court (including, without limitation, any court of the State of New York or of the United States of America) or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, and to the extent that in any such jurisdiction there may be attributed such immunity (whether or not claimed), Guarantor irrevocably and unconditionally agrees not to claim and irrevocably and unconditionally waives such immunity in respect of its obligations under this Guarantee and in respect of any action or proceeding arising out of or relating to this Guarantee.

8.	Guarantor agrees that it shall have no right of subrogation whatever with respect to the Secured Obligations guaranteed hereby or to any collateral securing the Secured Obligations unless and until the Secured Obligations have been performed in full.

9.	Guarantor agrees that this Guarantee shall inure to the benefit of and may be enforced by TerreStar US and its successors and assigns, and shall be binding upon and enforceable against Guarantor’s successors or assigns.

10.	This Guarantee, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (but not including the choice of law rules thereof).

[Remainder of page intentionally left blank. Signature page follows]

IN WITNESS WHEREOF, Guarantor has executed this Guarantee as of the day and year first above written.

GUARANTOR:

TerreStar Networks (Canada) Inc.

By:	/s/ Steven Nichols
Name:	Steven Nichols
Title:	Executive Vice President, Operations

[Signature page to Guarantee in Favour of TerreStar US dated April 5, 2007]

EXHIBIT A

Secured Agreements

1.	Shareholders Agreement of even date herewith among TerreStar US, TMI, Guarantor and HoldCo.

2.	Share Pledge Agreement even date herewith between TMI and TerreStar US.